                                                                   EXHIBIT 99.13

NOONEY REAL PROPERTY INVESTORS-TWO, L.P. (A LIMITED PARTNERSHIP) SCHEDULE III -
 REAL ESTATE AND ACCUMULATED DEPRECIATION FOR THE YEAR ENDED NOVEMBER 30, 2000
  (SEE AUDITOR'S REPORT INCLUDED WITH HISTORICAL AUDITED FINANCIAL STATEMENTS)


           Column A                  Column B                    Column C                               Column D
           --------                  --------         -------------------------------------------    ------------


                                                         Initial Cost to Partnership                 Costs Capitalized
                                                      -------------------------------------------        Subsequent
                                                                 Buildings and                               to
Description                       Encumbrances         Land       Improvements     Total                Acquisition
-----------                       ------------         ----       ------------     -----                -----------
Maple Tree Shopping Center,
 Ellisville, Missouri            $ 1,918,836     $   474,750     $ 2,709,303     $ 3,184,053           $   504,211

Park Plaza I & II
   Office/Warehouse
   Complex,Indianapolis,
   Indiana                         1,778,894         182,335       2,228,828       2,411,163               344,058(1)

Morenci Professional Park,
   Indianapolis, Indiana           1,847,969         320,418       2,689,506       3,009,924               186,987(2)

Jackson Industrial Park,
   Building A, Indianapolis,
   Indiana                         3,531,186         908,539       5,181,390       6,089,929               615,251
                                 -----------     -----------     -----------     -----------            -----------

         Total                   $ 9,076,885     $ 1,886,042     $12,809,027     $14,695,069           $ 1,650,507
                                 ===========     ===========     ===========     ===========            ===========


                                                 Column E
                                                 --------
                                          Gross Amounts at Which
                                        Carried at Close of Period
                                        --------------------------

                                                  Buildings and
                                     Land         Improvements        Total
                                     ----         ------------        -----
Maple Tree Shopping Center,
   Ellisville, Missouri          $   474,750     $ 3,213,514     $ 3,688,264
Park Plaza I & II
   Office/Warehouse Complex,
   Indianapolis, Indiana             182,335       2,572,886       2,755,221
Morenci Professional Park,
   Indianapolis, Indiana             320,418       2,876,493       3,196,911
Jackson Industrial Park,
   Building A, Indianapolis,
   Indiana                           908,539       5,796,641       6,705,180
                                 -----------     -----------     -----------
         Total                   $ 1,886,042     $14,459,534     $16,345,576
                                 ===========     ===========     ===========

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        NOONEY REAL PROPERTY INVESTORS-TWO, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                      FOR THE YEAR ENDED NOVEMBER 30, 2000


                                           Column F                     Column G          Column H                Column I
                                           --------                    --------           --------                 --------
                                                                                                                Life on which
                                                                                                                  Depreciation
                                          Accumulated                   Date of                Date             in Latest Income
                                          Depreciation               Construction            Acquired         Statement is Computed
                                          ------------               ------------            --------         ---------------------
Maple Tree Shopping Center,
   Ellisville, Missouri                     $ 2,759,034                       1974            10/03/79              30 yrs.

Park Plaza I & II
   Office/Warehouse Complex,
   Indianapolis, Indiana                       1,874,457                 1975, 1979            10/15/80              30 yrs.

Morenci Professional Park,
   Indianapolis, Indiana
                                             $ 1,738,374                 1975, 1979            03/27/81              30 yrs.

Jackson Industrial Park,
   Building A, Indianapolis,
   Indiana                                     3,673,222                 1976, 1980            03/27/81              30 yrs.
                                               ----------
         Total                               $10,045,087
                                              ==========

(1) Amount is net of building writedown of $77,225, to reflect the minimum recoverable value to the Partnership.

(2) Amount includes the disposal of Building G of Morenci Professional Park for $482,387 and a building writedown of $139,281 to reflect the minimum recoverable value to the Partnership.

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        NOONEY REAL PROPERTY INVESTORS-TWO, L.P. (A LIMITED PARTNERSHIP)
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                  YEARS ENDED NOVEMBER 30, 2000, 1999 AND 1998




                                                    2000                1999             1998
                                                    ----                ----             ----
(A) Reconciliation of amounts in Column E:

   Balance at beginning of period              $ 16,073,897      $ 16,023,073      $ 16,081,958

     Add - Cost of improvements                     312,588            59,978           110,145

     Less - Cost of disposals                       (40,909)           (9,154)         (169,030)
                                               ------------      ------------      ------------
   Balance at end of period                    $ 16,345,576      $ 16,073,897      $ 16,023,073
                                               ============      ============      ============

(B) Reconciliation of amounts in Column F:

   Balance at beginning of period              $  9,634,858      $  9,189,847      $  8,871,663

     Add - Provision during the period              451,138           454,165           487,214

     Less - Depreciation on disposals               (40,909)           (9,154)         (169,030)
                                               ------------      ------------      ------------
   Balance at end of period                    $ 10,045,087   $     9,634,858      $  9,189,847
                                               ============      ============      ============
(C) The aggregate cost of real estate
  owned for federal income tax purposes        $ 16,548,116      $ 16,290,403      $ 16,239,579
                                               ============      ============      ============